Exhibit 23.1


                       Consent of Independent Accountants


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1998, except for Note 13, which is as of February 20, 1998, appearing on page 25 of Express Scripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

St. Louis, Missouri
March 26, 1998